UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2013

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2013, we closed on conversion and participation rights agreements (the “Agreement”) with 9 investors who have purchased Ordinary shares (the “Savicell Shares”) of our subsidiary, Savicell Diagnostic Ltd. (“Savicell”), for gross proceeds of $1,029,050. Pursuant to the Agreement, we have permitted the investors to convert the Savicell Shares into shares of our company on exactly the same terms as the investors who invested under the same form of Agreement disclosed by the Company in an 8-K dated October 30, 2012.

We issued the securities to 9 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

After closing of these transactions, our company now owns approximately 77% of the fully diluted equity of Savicell. The remaining equity is held by a subsidiary of Tel Aviv University and 25 outside shareholders.

A copy of the conversion and participation rights agreement is attached as exhibit 10.1 to the current report on Form 8-K filed by our company on October 31, 2012.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Effective April 25, 2013, we granted options to purchase 1,924,717 shares of our common stock to Rami Hadar, an incoming director of our subsidiary Savicell. The exercise price of the options is $0.01 per share, and may be exercised for seven years. The options vest as to one quarter immediately, and one quarter each on the first, second and third anniversaries of the date of grant.

We issued the options to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

A copy of the option agreement for non-US persons is attached as exhibit 10.2 to the current report on Form 8-K filed by our company on September 11, 2012.

Item 8.01 Other Events.

On May 7, 2013, Rami Hadar agreed to be appointed as a director of our subsidiary Savicell. The appointment will take place in the near future.

Mr. Hadar is currently President & CEO of Allot Communications, a leading global provider of intelligent broadband solutions. For more than 20 years, he has been establishing and leading telecommunications companies and developing global businesses that address the needs of fixed and mobile service providers.

Early in his career Mr. Hadar founded and served as CEO of CTP Systems (micro cellular networks) until its acquisition by DSP Communications (NASDAQ: DSPC), and subsequently the company was acquired by Intel. Mr. Hadar went on to co-found Ensemble Communications, a pioneer in the broadband wireless space and the WiMax standard, where he served as executive vice president, sales and marketing. Following that, Mr. Hadar served as CEO of Native Networks where he was instrumental in successfully shaping the company into a market-driven provider of MPLS based solutions and in orchestrating the company’s ultimate acquisition by Alcatel.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Conversion and Participation Rights Agreement*

10.2	Form of Stock Option Agreement for Non-U.S. Persons **

*	filed with the current report on Form 8-K dated October 30, 2012.

**	filed with the current report on Form 8-K dated September 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Secretary,
Treasurer and Chief Financial Officer
Dated: May 8, 2013